Filed Pursuant to Rule 424(b)(5)
Registration No. 333-263575
CONSENT SOLICITATION/PROSPECTUS SUPPLEMENT
(To Prospectus dated December 5, 2024)
Consent Solicitation and
Offer to Guarantee
by
Lazard, Inc.
for the following series of securities

Issuer	Debt Security Description	CUSIP No.	Aggregate Principal Amount
Lazard Group LLC	3.625% Senior Notes Due 2027	52107QAH8	300,000,000
Lazard Group LLC	4.500% Senior Notes Due 2028	52107QAJ4	500,000,000
Lazard Group LLC	4.375% Senior Notes Due 2029	52107QAK1	500,000,000
Lazard Group LLC	6.000% Senior Notes Due 2031	52107QAL9	400,000,000

The expiration time for the consent solicitation is 5:00 p.m., New York City time, on Wednesday, December 11, 2024, unless extended (such time and date, as it may be extended, the “Expiration Time”). Consents in respect of a series of notes may be revoked at any time prior to the earlier of (i) the time the requisite consents with respect to such series of notes are received and (ii) 5:00 p.m., New York City time, on Wednesday, December 11, 2024, unless extended by Lazard in its sole discretion (such time, with respect to each series of notes, the “Revocation Time”), but not thereafter (except under certain limited circumstances described more fully herein). Any notice of revocation received after the Revocation Time will not be effective.
Lazard, Inc., a Delaware corporation (“Lazard”), is soliciting the consents of the holders of the above-referenced securities (all such series, collectively, the “Notes”) of Lazard Group LLC, a Delaware limited liability company and wholly owned subsidiary of Lazard (“Lazard Group”), to amend the indenture, dated as of May 10, 2005 (as amended and supplemented from time to time, the “Indenture”), between Lazard Group and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), to modify the reporting covenants contained in the Indenture to provide that so long as any parent entity of Lazard Group guarantees the Notes, the reports, information and other documents required to be filed and furnished to holders pursuant to the Indenture may, at the option of Lazard Group, be filed and furnished by and be those of such parent entity rather than Lazard Group. In connection with the consent solicitation, Lazard is offering to make a payment equal to $1.50 for each $1,000 principal amount of Notes (the “Consent Payment”) to record holders of Notes who provide valid and unrevoked consents prior to the Expiration Time, upon the terms and subject to the conditions set forth in this Consent Solicitation/Prospectus Supplement (this “Consent Solicitation/Prospectus Supplement”). If the requisite consents are obtained, Lazard will guarantee the payment, when due, of any amount owed to the holders of the Notes issued under, and any other amounts due pursuant to, the Indenture and the Notes (with respect to each series of Notes, a “Lazard Guarantee” and, collectively, the “Lazard Guarantees”) and Lazard Group will exercise its right under the proposed amendments for Lazard to file or furnish the reports, information and other documents required pursuant to the Indenture in lieu of Lazard Group filing such reports, information and other documents. Each Lazard Guarantee will be an unsecured unsubordinated obligation of Lazard and will rank pari passu with Lazard’s other unsecured unsubordinated obligations.
In order for the proposed amendments to be adopted in respect of a series of Notes, consents must be received from the holders of at least a majority in aggregate principal amount of such series outstanding on the Record Date (as defined below), excluding Notes owned by Lazard Group or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with Lazard Group. Consents in respect of a series of Notes may be revoked at any time prior to the earlier of (i) the time the requisite consents with respect to such series of Notes are received and (ii) 5:00 p.m., New York City time, on Wednesday, December 11, 2024, unless extended by Lazard in its sole discretion. Promptly following the Expiration Time, Lazard, Lazard Group and the Trustee will enter into a supplemental indenture that will set forth the amendments to the Indenture. The proposed amendments will become effective upon execution and delivery of the supplemental indenture and the payment of the Consent Payment. Lazard intends to make the Consent Payment as soon as practicable following the Expiration Time, which Lazard expects to be Thursday, December 12, 2024 (the first business day following the Expiration Time). Lazard will provide for the Lazard Guarantees in the supplemental indenture, and the Lazard Guarantees will become effective at the time of execution of the supplemental indenture. This consent solicitation, including the making of any Consent Payment, is conditioned upon receipt of the requisite consents with respect to each series of Notes. However, Lazard expressly reserves the right to waive this condition and accept the requisite consents with respect to any individual series of Notes for which the requisite consents have been obtained, in which case (i) Lazard will only amend the Indenture with respect to such series of Notes; (ii) the Lazard Guarantees will be delivered only with respect to such series of Notes; and (iii) Lazard will only make the Consent Payment to the holders of such series of Notes that have consented to the proposed amendments for which the requisite consents have been received.
If the requisite consents are obtained, all holders of the Notes will be bound by the Indenture pursuant to the terms of the supplemental indenture, even if they have not consented to the proposed amendments. All holders of the Notes will receive a Lazard Guarantee pursuant to the terms of the supplemental indenture. However, holders who have not provided valid and unrevoked consents prior to the Expiration Time will not be entitled to receive any Consent Payment. If the requisite consents are not obtained, subject to Lazard’s right to waiver discussed above, no Consent Payment will be made by Lazard and the Lazard Guarantees will not be provided to the holders of the Notes.
Providing your consent involves risks. For a discussion of factors you should consider before you decide whether to consent, see “Forward Looking Information” and “Risk Factors.”
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other securities regulator has approved or disapproved these securities, or determined if this Consent Solicitation/Prospectus Supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Solicitation Agents for the consent solicitation are
Lead Solicitation Agent

Citigroup
Co-Solicitation Agent

Lazard Frères & Co. LLC

The date of this Consent Solicitation/Prospectus Supplement is December 5, 2024

TABLE OF CONTENTS
Consent Solicitation/Prospectus Supplement
Prospectus
i

ABOUT THIS CONSENT SOLICITATION/PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this Consent Solicitation/Prospectus Supplement, which describes the specific terms of this consent solicitation. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this consent solicitation. You should read this entire Consent Solicitation/Prospectus Supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” and “Incorporation by Reference” in this Consent Solicitation/Prospectus Supplement and the accompanying prospectus.
We have not, and the Solicitation Agents have not, authorized any other person to give you any information not contained or incorporated by reference in this Consent Solicitation/Prospectus Supplement, the accompanying prospectus or any related free writing prospectus we file with the SEC. Accordingly, we and the Solicitation Agents do not take responsibility for any unauthorized information or representations. You should assume that the information appearing in this Consent Solicitation/Prospectus Supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated herein by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.
Any beneficial owner of the Notes held of record by The Depository Trust Company (“DTC”) or its nominee, through authority granted by DTC, must direct the DTC participant (“DTC Participant”) through which such beneficial owner’s Notes are held in DTC to deliver consents on such beneficial owner’s behalf. DTC has authorized DTC Participants that hold the Notes on behalf of beneficial owners of the Notes through DTC to deliver consents as if they were registered holders of the Notes. The Information Agent and Tabulation Agent (as defined below) will establish an Automated Tender Offer Program (“ATOP”) account on behalf of Lazard with respect to the securities held in DTC promptly after the date hereof. The Information Agent and Tabulation Agent and DTC have confirmed that the consent solicitation is eligible for ATOP, whereby DTC Participants may make delivery of consents by causing DTC to electronically deliver such consents. Deliveries of consents are effected through the ATOP procedures by delivery of an Agent’s Message (as defined below) by DTC to the Information Agent and Tabulation Agent. See “The Consent Solicitation — Consent Procedures — Procedures for Delivering Consents.” A beneficial owner of the Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee must instruct such registered holder of the Notes to deliver the consent on the beneficial owner’s behalf.
The term “Agent’s Message” means a message (including a printout generated by a computer terminal) transmitted by electronic means by DTC, in accordance with the normal procedures of DTC and the Information Agent and Tabulation Agent, to and received by the Information Agent and Tabulation Agent, which states that DTC has received an express and unconditional acknowledgment from a DTC Participant that such participant has, by transfer of its Notes to the account established for consents, tendered such participant’s consent and agreed to be bound by the terms of the consent solicitation.
References in this Consent Solicitation/Prospectus Supplement to “we,” “us” and “our” are to Lazard and its consolidated subsidiaries unless otherwise stated or the context so requires.

FORWARD LOOKING INFORMATION
This Consent Solicitation/Prospectus Supplement and the information incorporated herein and therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have made statements in this Consent Solicitation/Prospectus Supplement and in the information incorporated by reference in this Consent Solicitation/Prospectus Supplement under the captions “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Consent Solicitation/Prospectus Supplement and in the information incorporated by reference in this Consent Solicitation/Prospectus Supplement that are forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to, the numerous risks and uncertainties outlined under the caption “Risk Factors” above and in the documents incorporated by reference into Consent Solicitation/Prospectus Supplement, including the following:
•adverse general economic conditions or adverse conditions in global or regional financial markets;
•a decline in our revenues, for example due to a decline in overall mergers and acquisitions (“M&A”) activity, our share of the M&A market or our assets under management (“AUM”);
•losses caused by financial or other problems experienced by third parties;
•losses due to unidentified or unanticipated risks;
•a lack of liquidity, i.e., ready access to funds, for use in our businesses;
•competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels; and
•changes in relevant tax laws, regulations or treaties or an adverse interpretation of those items.
These risks and uncertainties are not exhaustive. Other sections of Consent Solicitation/Prospectus Supplement or the information incorporated by reference herein may describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
As a result, there can be no assurance that the forward-looking statements included in this Consent Solicitation/Prospectus Supplement or the information incorporated by reference herein will prove to be accurate or correct. Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements or events. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward- looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of Consent Solicitation/Prospectus Supplement to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:
•financial goals, including ratios of compensation and benefits expense to adjusted net revenue;
•ability to deploy surplus cash through dividends, share repurchases and debt repurchases;
•ability to offset stockholder dilution through share repurchases;
•possible or assumed future results of operations and operating cash flows;
•strategies and investment policies;
•financing plans and the availability of short-term borrowing;
•competitive position;
•future acquisitions or other strategic transactions, including the consideration to be paid and the timing of consummation;
•potential growth opportunities available to our businesses;
•potential impact of investments in our technology infrastructure and data science capabilities;
•recruitment and retention of our managing directors and employees;
•potential levels of compensation expense, including adjusted compensation and benefits expense, and non-compensation expense;
•potential operating performance, achievements, productivity improvements, efficiency and cost reduction efforts;
•statements regarding environmental, social and governance goals and initiatives;
•likelihood of success and impact of litigation;
•ability to realize the anticipated benefits of Lazard’s conversion to a U.S. C-Corporation and impact on the trading price of our stock;
•expected tax rates, including effective tax rates;
•changes in interest and tax rates;
•availability of certain tax benefits, including certain potential deductions;
•potential impact of certain events or circumstances on our financial statements and operations;
•changes in foreign currency exchange rates;
•expectations with respect to the economy, the securities markets, the market for mergers, acquisitions, restructuring and other financial advisory activity, the market for asset management activity and other macroeconomic, regional and industry trends;
•effects of competition on our business; and
•impact of new or future legislation and regulation, including tax laws and regulations, on our business.
We are committed to providing timely and accurate information to the investing public, consistent with its legal and regulatory obligations. To that end, we use our website and social media sites to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of AUM in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard Group and its operating company websites through https://www.lazard.com. Our websites and social media sites and the information contained therein or connected thereto shall not be deemed to be incorporated into this Consent Solicitation/Prospectus Supplement.

IMPORTANT DATES
Holders of Notes should take note of the following important dates in connection with the consent solicitation:

Date	Calendar Date	Event
Expiration Time	5:00 p.m., New York City time, on Wednesday, December 11, 2024, unless extended by Lazard in its sole discretion.	The last day and time for holders of Notes to deliver consents to be eligible to receive the Consent Payment.
Record Date	5:00 p.m., New York City time, on Wednesday, December 4, 2024.	The record date for determining the holders of Notes entitled to deliver consents and receive the Consent Payment.
Revocation Time	In respect of each series of Notes, the earlier of (i) the time the requisite consents with respect to such series of Notes are received and (ii) 5:00 p.m., New York City time, on Wednesday, December 11, 2024, unless extended by Lazard in its sole discretion. The term “Revocation Time” means such time and date or, if extended, the latest time and date to which the Revocation Time is so extended.	The deadline for holders of Notes of a series to validly revoke consents. Consents delivered after the Revocation Time may not be withdrawn. If consents are validly revoked, the revoking holder will no longer be eligible to receive the Consent Payment in respect of such revoked consents (unless the holder validly re-delivers the consent prior to the Expiration Time).
Settlement Date	Expected to be Thursday, December 12, 2024 (the first business day following the Expiration Time).	The date that Lazard makes the Consent Payment (assuming that the conditions to the consent solicitation have been satisfied or waived).

QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION
Q:          Why is Lazard making the consent solicitation?
A:          Lazard is soliciting consents to amend the Indenture. Lazard files and furnishes periodic and other reports required by the Exchange Act. The proposed amendments will amend the Indenture to modify the reporting covenants contained in the Indenture to provide that so long as any parent entity of Lazard Group guarantees the securities issued under the Indenture (including the Notes), the reports, information and other documents required to be filed and furnished to holders pursuant to the Indenture may, at the option of Lazard Group, be filed and furnished by and be those of such parent entity rather than Lazard Group.
If the requisite consents are obtained, Lazard will guarantee the Notes and Lazard Group will exercise its right under the proposed amendments for Lazard to file or furnish the reports, information and other documents required pursuant to the Indenture in lieu of Lazard Group filing or furnishing such reports, information and other documents.
Q:          What will I receive if I consent and the consent solicitation is successful?
A:          For each valid consent delivered before the Expiration Time and not properly revoked, you will be entitled to receive the Consent Payment of $1.50 per $1,000 principal amount of Notes.
If the requisite consents are obtained, all holders of the Notes will be bound by the amended Indenture pursuant to the terms of the supplemental indenture, even if they have not consented to the proposed amendments. If the requisite consents are obtained, Lazard will guarantee the Notes and Lazard Group will exercise its right under the proposed amendments for Lazard to file or furnish the reports, information and other documents required pursuant to the Indenture in lieu of Lazard Group filing or furnishing such reports, information and other documents.
Q:          What are the consequences if the requisite consents are not obtained or if Lazard only obtains the requisite consents for some, but not all, series of Notes?
A:          This consent solicitation, including the making of any Consent Payment, is conditioned upon receipt of the requisite consents with respect to each series of Notes. Accordingly, if the requisite consents are not obtained, the following will occur: first, no holders of the Notes will be eligible to receive the Consent Payment; second, there will be no amendments made to the Indenture; and third, the Lazard Guarantees will not be executed or delivered in respect of the Notes.
However, Lazard expressly reserves the right to waive this condition and accept the requisite consents with respect to any individual series of Notes for which the requisite consents have been obtained, in which case (i) Lazard will only amend the Indenture with respect to such series of Notes; (ii) the Lazard Guarantees will be delivered only with respect to such series of Notes; and (iii) Lazard will only make the Consent Payment to the holders of such series of Notes that have consented to the proposed amendments for which the requisite consents have been received.
Q:          What are the consequences if the requisite consents are obtained but I do not consent?
A:          If the requisite consents are obtained, all holders of the Notes will be bound by the amended Indenture pursuant to the terms of the supplemental indenture, even if they have not consented to the proposed amendments. If the requisite consents are obtained, Lazard will guarantee the Notes and Lazard Group will exercise its right under the proposed amendments for Lazard to file or furnish the reports, information and other documents required pursuant to the Indenture in lieu of Lazard Group filing or furnishing such reports, information and other documents. All holders of the Notes will receive a Lazard Guarantee pursuant to the terms of the supplemental indenture. However, holders who did not consent will not be eligible to receive the Consent Payment.

Q:          How do I consent?
A:          Consents must be electronically delivered in accordance with DTC’s ATOP procedures. In order to cause consents to be delivered, DTC Participants must electronically deliver a consent to the Information Agent and Tabulation Agent in accordance with DTC’s ATOP procedures. DTC Participants will be deemed to have delivered a consent with respect to any such Notes for which an electronic consent is so delivered. DTC will verify each transaction and confirm the electronic delivery of such consent by sending an Agent’s Message to the Information Agent and Tabulation Agent.
This consent solicitation is being made to all persons in whose name a Note was registered at 5:00 p.m., New York City time, on December 4, 2024 (the “Record Date”) and their duly designated proxies (including, for the purposes hereof, DTC Participants and excluding Lazard Group and any person directly or indirectly controlling or controlled by or under direct or indirect common control with Lazard Group). Under the Indenture, only holders of record of the Notes as of the Record Date have rights under the Indenture, including the right to consent to the proposed amendments. Therefore, a beneficial owner of an interest in the Notes held in an account of a DTC Participant who wishes to deliver a consent must properly instruct such DTC Participant to cause a consent to be given in respect of such Notes on such beneficial owner’s behalf.
For further information, call the Information Agent and Tabulation Agent or the Solicitation Agents, or consult your broker, dealer, commercial bank, trust company or other nominee for assistance. See “Consent Procedures — Procedures for Delivering Consents” for more information.
Q:          What is the deadline to consent?
A:          The deadline to consent is 5:00 p.m., New York City time, on Wednesday, December 11, 2024, unless extended.
Q:          What is the vote needed for the consent to go through?
A:          In order for the proposed amendments to be adopted in respect of a series of Notes (assuming consent is received for all other series subject to this consent solicitation or waived by Lazard Group), consents must be received representing at least a majority (greater than 50%) in aggregate principal amount of such series outstanding on the Record Date, excluding Notes owned by Lazard Group or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with Lazard Group.
Q:          When will I receive my Consent Payment?
A:          Assuming the requisite consents are obtained, Consent Payments will be paid as soon as practicable following the Expiration Time, which we expect to be Thursday, December 12, 2024 (the first business day following the Expiration Time).
Q:          To whom should I direct any questions?
A:          Questions concerning the terms of the consent solicitation should be directed to Citigroup Global Markets Inc. toll-free at (800) 558-3745 or collect at (212) 723-6106 or to Lazard Frères & Co. LLC collect at (212) 632-6311. Questions concerning consent procedures and requests for additional copies of this Consent Solicitation/Prospectus Supplement should be directed to Global Bondholder Services Corporation toll-free at (855) 654-2014. Banks and brokers may reach Global Bondholder Services Corporation at (212) 430-3774.

SUMMARY
The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this Consent Solicitation/Prospectus Supplement. Each undefined capitalized term used in this Summary has the meaning set forth elsewhere in this Consent Solicitation/Prospectus Supplement.

The Issuer	Lazard Group LLC

The Notes	3.625% Senior Notes Due 2027 4.500% Senior Notes Due 2028 4.375% Senior Notes Due 2029 6.000% Senior Notes Due 2031

Purpose of the Consent Solicitation
Lazard is soliciting consents to amend the Indenture to modify the reporting covenants contained in the Indenture with respect to the Notes to provide that so long as any parent entity of Lazard Group guarantees the securities issued under the Indenture (including the Notes), the reports, information and other documents required to be filed and furnished to holders pursuant to the Indenture may, at the option of Lazard Group, be filed and furnished by and be those of such parent entity rather than Lazard Group. If the requisite consents are obtained, Lazard will guarantee the Notes and Lazard Group will exercise its right under the proposed amendments for Lazard to file or furnish the reports, information and other documents required pursuant to the Indenture in lieu of Lazard Group filing or furnishing such reports, information and other documents.

The Consent Solicitation
Lazard is seeking valid and unrevoked consents of holders representing at least a majority (greater than 50%) in aggregate principal amount of each series of Notes outstanding on the Record Date, excluding Notes owned by Lazard Group or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with Lazard Group.
In return for such consents, Lazard is offering to make the Consent Payment to holders of Notes who provide valid and unrevoked consents prior to the Expiration Time, upon the terms and subject to the conditions set forth in this Consent Solicitation/Prospectus Supplement.
Lazard expressly reserves the right, in its discretion, to waive any condition of the consent solicitation. See “Consent Procedures — Expiration Time; Extension; Waiver; Amendment; Termination.”

The Consent Payment	Subject to the satisfaction or waiver of the conditions to the consent solicitation, record holders of Notes who provide valid and unrevoked consents prior to the Expiration Time will receive a payment equal to $1.50 for each $1,000 principal amount of Notes.

Timing of the Consent Payment	Assuming the requisite consents are obtained and the supplemental indenture is executed, the Consent Payment will be made as soon as practicable following the Expiration Time, which is expected to be Thursday, December 12, 2024 (the first business day following the Expiration Time).

Consents Required to Adopt the Proposed Amendments	In order for the proposed amendments to be adopted in respect of a series of Notes, consents must be received from holders of at least a majority in aggregate principal amount of such series outstanding on the Record Date, excluding Notes owned by Lazard Group or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with Lazard Group. This consent solicitation, including the making of any Consent Payment, is conditioned upon receipt of the requisite consents with respect to all series of Notes, subject to Lazard’s right to waive such condition.

Record Date	The Record Date for determining the holders of Notes entitled to deliver consents and receive the Consent Payment in connection with this consent solicitation, is 5:00 p.m., New York City time, on December 4, 2024. Only holders of Notes as of the Record Date are eligible to deliver consents.

Expiration Time	The consent solicitation will expire at 5:00 p.m., New York City time, on Wednesday, December 11, 2024, unless extended by Lazard in its sole discretion.

Revocation of Consents
Consents delivered in respect of a series of Notes may be validly withdrawn at any time prior to the earlier of (i) the time the requisite consents with respect to such series of Notes are received and (ii) 5:00 p.m., New York City time, on Wednesday, December 11, 2024, unless extended by Lazard in its sole discretion. See “Consent Procedures — Revocation of Consents.”

Procedures for Consenting
Consents must be electronically delivered in accordance with DTC’s ATOP procedures unless such registered holder’s Notes are not held in the account of a DTC Participant. DTC is expected to authorize DTC Participants to deliver an Agent’s Message on behalf of registered holders. Only registered holders of the Notes as of the Record Date or their duly designated proxies, including, for the purposes hereof, DTC Participants, are eligible to consent to the proposed amendments. Therefore, a beneficial owner of an interest in the Notes held in an account of a DTC Participant who wishes to deliver a consent must properly instruct such DTC Participant to cause a consent to be given in respect of such Notes. Consents may be delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Consent Procedures — Procedures for Delivering Consents.” For further information, call the Information Agent and Tabulation Agent or the Solicitation Agents, or consult your broker, dealer, commercial bank, trust company or other nominee for assistance.
Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline. Beneficial owners are urged to appropriately instruct their commercial bank, broker, dealer, trust company or other financial institution at least two business days prior to the Expiration Date, as applicable, to allow adequate processing time for their instruction. See “Consent Procedures — Procedures for Delivering Consents.”

Providing your consent involves risks. For a discussion of factors you should consider before you decide whether to consent, see “Risk Factors.”

Consequences of Failure to Consent
If the requisite consents are obtained and the supplemental indenture is executed, all holders of the Notes will be bound by the amended Indenture, even if they have not consented to the proposed amendments. All holders of the Notes will receive a Lazard Guarantee pursuant to the terms of the supplemental indenture.
However, holders who have not provided valid and unrevoked consents prior to the Expiration Time will not be entitled to receive any Consent Payment.

U.S. Federal Income Tax Considerations	For a summary of material U.S. federal income tax consequences of the consent solicitation, see “Material U.S. Federal Income Tax Consequences.”

Use of Proceeds	Lazard will not receive any proceeds from the consent solicitation.

Information Agent and Tabulation Agent	Global Bondholder Services Corporation is the information agent and also is the tabulation agent for the consent solicitation (the “Information Agent and Tabulation Agent”). The address and telephone numbers of Global Bondholder Services Corporation are listed on the back cover page of this Consent Solicitation/Prospectus Supplement.

Solicitation Agent	Citigroup Global Markets Inc. and Lazard Frères & Co. LLC are the solicitation agents for the consent solicitation (the “Solicitation Agents”). The addresses and telephone numbers of the Solicitation Agents are listed on the back cover page of this Consent Solicitation/Prospectus Supplement.

Conflicts of Interest	We own all the outstanding equity interests of Lazard Frères & Co. LLC, a solicitation agent for the consent solicitation. As a result, this consent solicitation is being conducted in accordance with Rule 5121 of the regulations of the Financial Industry Regulatory Authority (“FINRA”).

Further Information; Questions
Questions concerning consent procedures and requests for additional copies of this Consent Solicitation/Prospectus Supplement should be directed to the Information Agent and Tabulation Agent at its address or telephone numbers listed on the back cover page of this Consent Solicitation/Prospectus Supplement.
Any questions concerning the terms of the consent solicitation should be directed to the Solicitation Agents at the telephone numbers listed on the back cover page of this Consent Solicitation/Prospectus Supplement.

RISK FACTORS
You should carefully consider each of the risks and uncertainties under the headings “Risk Factors” under Part I, Item 1A in Lazard’s Annual Report on Form 10-K for the year ended December 31, 2023 and Lazard’s most recently filed Quarterly Reports on Form 10-Q, and any amendments thereto, which are incorporated by reference into this Consent Solicitation/Prospectus Supplement, and all of the other information included or incorporated by reference in this Consent Solicitation/Prospectus Supplement. The risks below should be considered along with the other risks described in the reports incorporated by reference into this Consent Solicitation/Prospectus Supplement. See “Where You Can Find More Information” beginning on page S-26 for the location of information incorporated by reference into this Consent Solicitation/Prospectus Supplement.
The Lazard Guarantees are unsecured and will be effectively junior to secured indebtedness that Lazard may incur in the future and will be structurally subordinated to the obligations of Lazard’s subsidiaries.
The Lazard Guarantees will be unsecured unsubordinated obligations of Lazard and rank pari passu with all of Lazard’s other unsecured unsubordinated debt obligations. Holders of any secured debt that Lazard may incur in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the Lazard Guarantees. Holders of secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. The Lazard Guarantees will also be structurally subordinated to the obligations of Lazard’s subsidiaries, except to the extent such obligations are guaranteed on a pari passu basis with the Lazard Guarantees. Holders of the Notes will not have any claim as a creditor against subsidiaries of Lazard, other than Lazard Group (the issuer of the Notes).

USE OF PROCEEDS
Lazard will not receive any proceeds from the issuance of the Lazard Guarantees.

THE CONSENT SOLICITATION
Introduction
In connection with the proposed amendments to the Indenture, Lazard is seeking valid and unrevoked consents of registered holders of the majority in aggregate principal amount of each series of Notes (excluding Notes owned by Lazard Group or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with Lazard Group) at 5:00 p.m. New York City time, on December 4, 2024, the Record Date for determining the holders of Notes entitled to deliver consents and receive the Consent Payment in connection with this consent solicitation. In return for such consents, Lazard is offering to make the Consent Payment to holders of Notes who provide valid and unrevoked consents prior to the Expiration Time, upon the terms and subject to the conditions set forth in this Consent Solicitation/Prospectus Supplement. As of the Record Date, the aggregate principal amount of the Notes outstanding was $1,700,000,000, consisting of: (i) $300,000,000 in respect of the 3.625% Senior Notes due 2027, (ii) $500,000,000 in respect of the 4.500% Senior Notes due 2028, (iii) $500,000,000 in respect of the 4.375% Senior Notes due 2029 and (iv) $400,000,000 in respect of the 6.000% Senior Notes due 2031. The form of the Eleventh Supplemental Indenture to the Indenture, which includes the proposed amendments and the Lazard Guarantees, is attached hereto as Annex A.
If the requisite consents are obtained, all holders of the Notes will be bound by the amended Indenture pursuant to the terms of the supplemental indenture, even if they have not consented to the proposed amendments. All holders of the Notes will receive a Lazard Guarantee pursuant to the terms of the supplemental indenture. However, holders who have not provided valid and unrevoked consents prior to the Expiration Time will not be entitled to receive any Consent Payment. If the requisite consents are not obtained, no Consent Payment will be made by Lazard and the Lazard Guarantees will not be provided to the holders of the Notes, subject to Lazard’s right to waiver discussed below.
Lazard reserves the right to establish, from time to time, but in all cases prior to receipt of the requisite consents, any new time for the Record Date and, thereupon, any such new time will be deemed to be the Record Date for purposes of this Consent Solicitation/Prospectus Supplement.
Consents in respect of a series of notes may be revoked at any time prior to the earlier of (i) the time the requisite consents with respect to such series of Notes are received and (ii) 5:00 p.m., New York City time, on Wednesday, December 11, 2024, unless extended by Lazard in its sole discretion. Promptly following the Expiration Time, Lazard, Lazard Group and the Trustee will enter into a supplemental indenture that will set forth the amendments to the Indenture. The proposed amendments will become effective upon execution and delivery of the supplemental indenture and the payment of the Consent Payment. Lazard intends to make the Consent Payment as soon as practicable following the Expiration Time, which Lazard expects to be Thursday, December 12, 2024 (the first business day following the Expiration Time). Lazard will provide for the Lazard Guarantees in the supplemental indenture, and the Lazard Guarantees will become effective at the time of execution of such supplemental indenture.
This consent solicitation, including the making of any Consent Payment, is conditioned upon receipt of the requisite consents with respect to each series of Notes. However, Lazard expressly reserves the right to waive this condition and accept the requisite consents with respect to any individual series of Notes for which the requisite consents have been obtained, in which case (i) Lazard will only amend the Indenture with respect to such series of Notes; (ii) the Lazard Guarantees will be delivered only with respect to such series of Notes; and (iii) Lazard will only make the Consent Payment to the holders of such series of Notes that have consented to the proposed amendments for which the requisite consents have been received.
The Proposed Amendments
THE FOLLOWING STATEMENTS ARE SUMMARIES OF THE SUBSTANCE OR GENERAL EFFECT OF CERTAIN PROVISIONS OF THE INDENTURE AND THE PROPOSED AMENDMENTS AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE INDENTURE AND THE PROPOSED AMENDMENTS. COPIES OF THE INDENTURE AND ANY SUPPLEMENTAL INDENTURES THERETO ARE AVAILABLE FROM LAZARD UPON REQUEST.

The 3.625% Senior Notes due 2027 were issued pursuant to the Seventh Supplemental Indenture, dated November 4, 2016 (the “Seventh Supplemental Indenture”), between Lazard Group and the Trustee (available as Exhibit 4.1 to Lazard’s Current Report on Form 8-K filed with the SEC on November 7, 2016) to the Indenture. The 4.500% Senior Notes due 2028 were issued pursuant to the Eighth Supplemental Indenture, dated September 19, 2018 (the “Eighth Supplemental Indenture”), between Lazard Group and the Trustee (available as Exhibit 4.1 to Lazard’s Current Report on Form 8-K filed with the SEC on September 19, 2018) to the Indenture. The 4.375% Senior Notes due 2029 were issued pursuant to the Ninth Supplemental Indenture, dated March 11, 2019 (the “Ninth Supplemental Indenture”), between Lazard Group and the Trustee (available as Exhibit 4.1 to Lazard’s Current Report on Form 8-K filed with the SEC on March 11, 2019) to the Indenture. The 6.000% Senior Notes due 2031 were issued pursuant to the Tenth Supplemental Indenture, dated March 12, 2024 (the “Tenth Supplemental Indenture”), between Lazard Group and the Trustee (available as Exhibit 4.1 to Lazard’s Current Report on Form 8-K filed with the SEC on March 12, 2024), to the Indenture.
If the requisite consents with respect to each series of Notes are obtained, promptly following the Expiration Time, Lazard, Lazard Group and the Trustee will enter into a supplemental indenture that will set forth the amendments to the Indenture. The proposed amendments will become effective upon execution and delivery of the supplemental indenture and the payment of the Consent Payment. All holders of a series of Notes in respect of which the proposed amendments have become effective, including non-consenting holders, will be bound by the proposed amendments. However, Lazard expressly reserves the right to waive this condition and accept the requisite consents with respect to any individual series of Notes for which the requisite consents have been obtained, in which case (i) Lazard will only amend the Indenture with respect to such series of Notes; (ii) the Lazard Guarantees will be delivered only with respect to such series of Notes; and (iii) Lazard will only make the Consent Payment to the holders of such series of Notes that have consented to the proposed amendments for which the requisite consents have been received. The form of the Eleventh Supplemental Indenture to the Indenture, which provides for the proposed amendments and the Lazard Guarantees, is attached hereto as Annex A.
The purpose of the consent solicitation is to amend the Indenture to modify the reporting covenants contained in the Indenture with respect to the Notes to provide that, so long as any parent entity of Lazard Group guarantees the securities issued under the Indenture (including the Notes), the reports, information and other documents required to be filed and furnished to holders pursuant to the Indenture may, at the option of Lazard Group, be filed and furnished by and be those of such parent entity rather than Lazard Group.
The following sets forth the text of the amendments to be effected by the supplemental indenture. Except as modified by the supplemental indenture, all of the existing terms of each series of Notes and the Indenture will remain unchanged. Text that is proposed to be added to the Indenture is underlined. Capitalized terms used in the remainder of this section have the meanings given to them in the Indenture. You are encouraged to carefully review the form of the Eleventh Supplemental Indenture to the Indenture, attached hereto as Annex A, in its entirety, including the proposed amendments.
Section 4.02 of the Indenture, entitled “SEC Reports,” will be amended to read in its entirety as follows:
SECTION 4.02. SEC Reports. Unless otherwise indicated in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Securities are outstanding, the Company shall furnish to the Trustee and the Holders copies of such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation (and not a foreign private issuer) subject to such Sections, at the times specified for the filing of such information, documents and reports under such Sections. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Company also shall comply with the other provisions of TIA § 314(a).
In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA § 314(a).
Notwithstanding the foregoing, the annual reports and information, documents and other reports required by this Section 4.02 may, at the option of the Company, instead be those of any direct or indirect parent entity of the Company for so long as such parent entity fully and unconditionally guarantees the obligations of the Company in respect of the Securities and the Indenture at the time the filing or delivery of the applicable annual reports and information, documents and other reports is required pursuant to this Section 4.02.

DESCRIPTION OF THE LAZARD GUARANTEES
The following is a summary of the Lazard Guarantees. The following summary is qualified by reference to the full text of Article III of the Eleventh Supplemental Indenture to the Indenture, which has been attached as Annex A to this Consent Solicitation/Prospectus Supplement.
Each Lazard Guarantee is a guarantee of the payment, when due, of any amount owed to the holders of the Notes under the Indenture, and any other amounts due pursuant to the Indenture. Each Lazard Guarantee will be an unsecured unsubordinated obligation of Lazard and will rank pari passu with Lazard’s other unsecured unsubordinated obligations. Holders of any secured debt that Lazard may incur in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the Lazard Guarantees. Holders of any secured debt of Lazard also would have priority over unsecured creditors in the event of its bankruptcy, liquidation or similar proceeding. As a result, the Lazard Guarantees will be effectively junior to any secured debt that Lazard may issue in the future. The Lazard Guarantees will also be structurally subordinated to the obligations of Lazard’s subsidiaries, except to the extent such obligations are guaranteed on a pari passu basis with the Lazard Guarantees. Holders of the Notes will not have any claim as a creditor against subsidiaries of Lazard, other than Lazard Group (the issuer of the Notes).
Promptly following the Expiration Time, Lazard, Lazard Group and the Trustee will enter into a supplemental indenture that will set forth the amendments to the Indenture. The proposed amendments will become effective upon execution and delivery of the supplemental indenture and the payment of the Consent Payment. Lazard intends to make the Consent Payment as soon as practicable following the Expiration Time, which Lazard expects to be Thursday, December 12, 2024 (the first business day following the Expiration Time). Lazard will provide for the Lazard Guarantees in the supplemental indenture, and the Lazard Guarantees will become effective at the time of execution of the supplemental indenture.
If the requisite consents are obtained, all holders of the Notes will be bound by the amended Indenture pursuant to the terms of the supplemental indenture, even if they have not consented to the proposed amendments. All holders of the Notes will receive a Lazard Guarantee pursuant to the terms of the supplemental indenture. However, holders who have not provided valid and unrevoked consents prior to the Expiration Time will not be entitled to receive any Consent Payment. If the requisite consents are not obtained, no Consent Payment will be made by Lazard and the Lazard Guarantees will not be provided to the holders of the Notes.
Lazard will execute the Lazard Guarantees in favor of the holders of each series of Notes. It will not be necessary for new certificates to be issued evidencing the Notes to reflect the benefit of any Lazard Guarantee, and no separate certificates will be issued to evidence any Lazard Guarantee.
Lazard is not assuming Lazard Group’s obligations under the Indenture. The Lazard Guarantee will not make Lazard or any of its subsidiaries (other than Lazard Group or any successor obligor) subject to the covenants contained in the Indenture and will not otherwise contain any restrictions on Lazard’s operations.

CONSENT PROCEDURES
Expiration Time; Extension; Waiver; Amendment; Termination
The Expiration Time for the consent solicitation will be 5:00 p.m., New York City time, on Wednesday, December 11, 2024, unless Lazard extends the consent solicitation. Lazard expressly reserves the right to extend the consent solicitation from time to time or for such period or periods as it may determine in its discretion by giving oral (to be confirmed in writing) or written notice of such extension to the Information Agent and Tabulation Agent and by making a public announcement by press release at or prior to 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Time. During any extension of the consent solicitation, all consents validly executed and delivered to the Information Agent and Tabulation Agent will remain effective unless validly revoked prior to such extended Expiration Time.
Lazard expressly reserves the right, in its sole discretion, at any time to amend any of the terms of the consent solicitation. If the terms of the consent solicitation are amended prior to the Expiration Time in a manner that constitutes a material change, Lazard will promptly give oral (to be confirmed in writing) or written notice of such amendment to the Information Agent and Tabulation Agent and disseminate an amendment or supplement to this Consent Solicitation/Prospectus Supplement in a manner reasonably designed to give holders of the Notes notice of the change on a timely basis. Lazard expressly reserves the right, in its discretion, to waive any condition of the consent solicitation, including the condition that Lazard obtain the requisite consents with respect to each series of Notes. In the event Lazard were to waive such condition and accept the requisite consents with respect to any individual series of Notes for which the requisite consents have been obtained, (i) Lazard will only amend the Indenture with respect to such series of Notes, (ii) Lazard will only provide the Lazard Guarantee for the benefit of the holders of such series of Notes and (iii) Lazard will only make the Consent Payment to the holders of such series of Notes that have consented to the proposed amendments for which the requisite consents have been received. Lazard expressly reserves the right, in its discretion, to terminate the consent solicitation for any reason. Any such termination will be followed promptly by public announcement thereof. In the event Lazard terminates the consent solicitation, it will give prompt notice thereof to the Information Agent and Tabulation Agent and the consents previously executed and delivered pursuant to the consent solicitation will be of no further force and effect.
Procedures for Delivering Consents
In order to provide a consent, each person who is shown in the records of the clearing and settlement systems of DTC as a registered holder of the Notes on the Record Date must submit, at or prior to the Expiration Time, a consent in the applicable manner described below. Lazard will accept consents given in accordance with the customary procedures of DTC’s ATOP.
A beneficial owner of an interest in the Notes held in an account of a DTC Participant who wishes to provide a consent with respect to the Notes beneficially owned by such holder must properly instruct such DTC Participant to cause a consent to be given in respect of such Notes.
The delivery of a consent will not affect a holder’s right to sell or transfer the Notes. If a holder delivers a consent and subsequently transfers its Notes prior to the Expiration Time, any payment pursuant to the consent solicitation with respect to such Notes will be made to such holder, unless the consent with respect to such Notes has been validly revoked at any time prior to the Revocation Time.
Holders of the Notes that do not deliver valid and unrevoked consents to the proposed amendments prior to the Revocation Time will not receive the Consent Payment.
CONSENTS MUST BE ELECTRONICALLY DELIVERED IN ACCORDANCE WITH DTC’S ATOP PROCEDURES.
Consents may be delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Neither Lazard, its directors or officers, the Solicitation Agents, the Information Agent and Tabulation Agent, the Trustee, or their respective affiliates, or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. Lazard’s interpretations of the terms and conditions of the consent solicitation shall be conclusive and binding.
How to Consent
The consent solicitation is being conducted in a manner eligible for use of DTC’s ATOP. As of the date hereof, all of the Notes held through DTC are registered in the name of the nominee of DTC. In turn, the Notes are recorded on DTC’s books in the names of DTC Participants who hold the Notes either for themselves or for the ultimate beneficial owners. In order to cause consents to be delivered, DTC Participants must electronically deliver a consent to the Information Agent and Tabulation Agent in accordance with DTC’s ATOP procedures. DTC Participants will be deemed to have delivered a consent with respect to any such Notes for which an electronic consent is so delivered. DTC will verify each transaction and confirm the electronic delivery of such consent by sending an Agent’s Message to the Information Agent and Tabulation Agent.
We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and revocation of the consents. Our determination will be final and binding. We reserve the absolute right to reject any and all consents not properly delivered or any consents the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities in, or conditions of, any delivery of consents. Our interpretation of the terms and conditions of the consent solicitation will be final and binding on all parties.
Unless waived, any defects or irregularities in connection with delivery of any consents must be cured on or prior to the Expiration Time. Although we intend to notify holders of defects or irregularities with respect to delivery of any consents, none of Lazard, its directors or officers, the Solicitation Agents, the Information Agent and Tabulation Agent, the Trustee, or their respective affiliates, or any other person will incur any liability for failure to give notification. Delivery of consents will not be deemed delivered until those defects or irregularities have been cured or waived. Any consents received by the Information Agent and Tabulation Agent that are not validly delivered and as to which the defects or irregularities have not been cured or waived will be returned by the Information Agent and Tabulation Agent without cost to the holder, promptly following the Expiration Time.
There is no letter of transmittal associated with the Consent Solicitation.
A holder whose Notes are held through a commercial bank, broker, dealer, trust company or other financial institution should instruct it a sufficient time ahead of the Expiration Time to permit it to participate in the consent solicitation on its behalf. Such holders should allow sufficient time ahead of the Expiration Time to comply with DTC’s ATOP procedures and procedures for book-entry transfer to participate in the consent solicitation. The method of delivery of all other required documents to the Information Agent and Tabulation Agent is at the holder’s election and risk.
Other Matters
Deliveries of consents pursuant to the procedures described above, and acceptance thereof by Lazard, will constitute a binding agreement between the consenting holder and Lazard upon the terms and subject to the conditions of the consent solicitation. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all deliveries of consents will be determined by Lazard, in its sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent consents will not be considered valid.
No Guaranteed Delivery
The consent solicitation does not provide any guaranteed delivery procedures. If you wish to participate in the consent solicitation, you must deliver your consent by the Expiration Time.

Revocation of Consents
Subject to the satisfaction or waiver of the conditions to the consent solicitation, Lazard will accept the consents thereby delivered prior to the Revocation Time. Lazard shall be deemed to have accepted and the consents thereby delivered upon giving written notice to the Information Agent and Tabulation Agent of its acceptance.
Delivered consents may be validly revoked at any time prior to the Revocation Time, but not thereafter, unless Lazard elects to allow such revocation. After the Revocation Time, delivered consents may not be revoked unless Lazard elects to allow such revocation. For a revocation of a delivered consent to be effective, a notice of revocation must be received by the Information Agent and Tabulation Agent prior to the Revocation Time (unless Lazard elects to allow revocation thereafter) by a properly transmitted “Request Message” through ATOP. Any consents validly revoked will be deemed to be not validly delivered for purposes of the consent solicitation.
Revocation of consents can only be accomplished in accordance with the foregoing procedures.
Consents validly revoked may thereafter be redelivered at any time prior to the Revocation Time by following the procedures described under “Procedures for Delivering Consents.”
All questions as to the form and validity (including time of receipt) of any notice of revocation of a consent will be determined by Lazard, in its sole discretion, which determination shall be final and binding. None of Lazard, its directors or officers, the Solicitation Agents, the Information Agent and Tabulation Agent, the Trustee, or their respective affiliates, or any other person will be under any duty to give notice of any defect or irregularity in any notice of revocation of a consent, or will incur any liability to holders of the Notes for failure to give any such notice.
Solicitation, Information and Tabulation Agents
Lazard has retained Citigroup Global Markets Inc. and Lazard Frères & Co. LLC to act as the Solicitation Agents for the consent solicitation. Lazard has agreed to pay the Solicitation Agents customary fees and reimburse them for their reasonable out-of-pocket expenses. Lazard has agreed to indemnify the Solicitation Agents against certain liabilities, including certain liabilities under the federal securities laws.
Lazard has retained Global Bondholder Services Corporation to act as the Information Agent and Tabulation Agent for the consent solicitation. Lazard has agreed to pay the Information Agent and Tabulation Agent customary fees and reimburse it for its expenses, including reasonably incurred and documented attorney’s fees. Lazard has agreed to indemnify the Information Agent and Tabulation Agent for certain liabilities.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain U.S. federal income tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) with respect to the implementation of the proposed amendments to the Indenture, the provision of the Lazard Guarantees, and the receipt of the Consent Payment, contemplated by this Consent Solicitation/Prospectus Supplement (collectively, the “Transactions”). This summary does not address the U.S. federal income tax considerations related to ownership or disposition of the Notes (except as expressly discussed below). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), and judicial opinions, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, each as in effect on the date hereof. These authorities are subject to differing interpretations and may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth herein.
We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion applies only to beneficial owners who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular beneficial owners of notes in light of their particular circumstances or status or the U.S. federal income tax consequences that may be relevant to beneficial owners of notes subject to special rules under the U.S. federal income tax laws, including, without limitation:
•banks or other financial institutions;
•broker-dealers;
•tax-exempt entities;
•insurance companies;
•regulated investment companies;
•dealers in securities;
•traders in securities that elect the mark-to-market method of tax accounting for their securities holdings;
•U.S. Holders whose “functional currency” is not the U.S. dollar;
•controlled foreign corporations;
•passive foreign investment companies;
•individual retirement and other tax-deferred accounts;
•real estate investment trusts;
•pass-through entities and investors therein;
•persons holding the Notes as part of a “straddle,” “wash sale,” “conversion” or “integrated” transaction for tax purposes.
This discussion also does not address any tax consequences arising under the alternative minimum tax, the Medicare tax on net investment income or the Foreign Account Tax Compliance provisions of the HIRE Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). In addition, no information is provided with respect to any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes is a beneficial owner of the Notes, the tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership. The tax treatment of a partnership that is a beneficial owner of Notes, and the tax treatment of a partner in such a partnership, are not addressed in this summary. Any beneficial owner of Notes that is classified as a partnership for U.S. federal income tax purposes and any partner in such a partnership are encouraged to consult their own tax advisor regarding the tax consequences of this Consent Solicitation/Prospectus Supplement and the Transactions.
This discussion is for general information only and is not intended to constitute a complete description of all tax considerations relevant to U.S. and non-U.S. Holders relating to this Consent Solicitation/Prospectus Supplement and the Transactions. Beneficial owners of the Notes are encouraged to consult their own tax advisors regarding the particular tax consequences to them relating to this Consent Solicitation/Prospectus Supplement and the Transactions, including the application and effect of any state, local, and non-U.S. income, estate, and other tax laws.
U.S. Holders
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation, or any other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation;
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.
Generally. The U.S. federal income tax treatment of the Transactions will depend on whether the Transactions result in a deemed exchange of the Notes for U.S. federal income tax purposes.
The modification of a debt instrument generally will be treated as a deemed exchange of an old debt instrument for a new debt instrument if the modification is “significant” within the meaning of the relevant Treasury Regulations. Generally, a modification is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. Lazard believes that the adoption of the proposed amendments generally should not constitute such an economically significant change in the terms of the Notes. Upon adoption of the proposed amendments, Lazard will guarantee Lazard Group’s payment obligations with respect to the Notes. The Treasury Regulations provide that the addition of a guarantor on a debt instrument is a significant modification if the addition of the guarantor results in a change in payment expectations (as specifically defined pursuant to such Treasury Regulations) with respect to the instrument. Lazard believes that the Lazard Guarantees generally should not result in a change in payment expectations with respect to the Notes. In addition, if the supplemental indenture becomes operative, Lazard will make the Consent Payment to holders that provided valid and unrevoked consents to the proposed amendments. The Treasury Regulations treat a payment such as the Consent Payment as changing the yield of the obligation, which is considered to be significant if the new yield on a Note varies from the yield on the Note without the Consent Payment by more than the greater of (x) 25 basis points and (y) five percent of the annual yield of the unmodified Note. The Consent Payment will not by itself result in a yield change in excess of the threshold set forth above and thus will not result in a significant modification of the Notes. Accordingly, Lazard believes and intends to take the position that the proposed amendments and the provision of the Lazard Guarantee should not cause a significant modification of the Notes under the Treasury Regulations and should not result in a deemed exchange of the Notes for U.S. federal income tax purposes. If this position is respected, each U.S. Holder should have the same adjusted tax basis (except to the extent described below under “— Consent Payment”) and holding period in the Notes after the adoption of the proposed amendments, the receipt of the Consent Payment and the addition of a guarantor as it did before. However, the application of the relevant rules to the proposed amendments is not entirely clear. If the adoption of the proposed amendments is treated as triggering a deemed disposition of the Notes for U.S. federal income tax purposes, it is possible that a U.S. Holder could recognize gain as a result of the adoption of the proposed amendments. U.S. Holders should consult their own tax advisors regarding whether the proposed amendments could result in a significant modification of the Notes.
Consent Payment. There are no cases or published rulings that directly address the U.S. federal income tax consequences of the receipt of the Consent Payment. However, based on an IRS private letter ruling, which interprets certain applicable Treasury Regulations, if the proposed amendments are treated in the manner described above, the Consent Payment should be treated first as a payment of accrued interest, to the extent of any accrued and unpaid interest on the applicable Note, and second as a payment of principal on the Note. If that treatment is correct, a U.S. Holder that receives the Consent Payment should recognize ordinary income to the extent of any accrued and unpaid interest on the Note and should not be taxed on the receipt of that amount on the next scheduled interest payment date, and any amount of the Consent Payment in excess of accrued and unpaid interest on the Note should be treated as a payment of principal on the Notes, and a U.S. Holder’s basis in the Note should be reduced by such amount.
U.S. Holders should note that no ruling has been requested from the IRS regarding the tax consequences of the Consent Payment, and characterizations other than those discussed above are possible, including without limitation, that the Consent Payment is a fee or other payment that must be included in ordinary income. No assurance can be given that the positions adopted herein will be accepted by the IRS or a court. U.S. Holders should consult their own tax advisors regarding U.S. federal income tax consequences of the receipt of the Consent Payment.
Non-U.S. Holders
This subsection describes the tax consequences to a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•a nonresident alien individual;
•a foreign corporation; or
•an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.
This discussion does not address Non-U.S. Holders who own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Lazard Group entitled to vote. Additionally, this discussion does not describe the U.S. federal income tax consequences to Non-U.S. Holders who are individuals present in the United States for 183 days or more in the taxable year of disposition of the Notes. Such Non-U.S. Holders will generally be subject to special rules and are encouraged to consult their tax advisors regarding the U.S. federal income tax consequences applicable to their particular situation.
Receipt of Consent Payment. As described above under the heading “— U.S. Holders — Consent Payment”, and subject to the discussion below concerning backup withholding, the Consent Payment should be treated first as a payment of accrued interest, to the extent of any accrued and unpaid interest on the applicable Note, and second as a payment of principal on the Note and generally should not be subject to U.S. federal income or withholding tax, provided that, in the case of any payments attributable to accrued interest, the Non-U.S. Holder certifies on IRS Form W-8BEN or W-8BEN-E, as applicable, under penalties of perjury, that it is not a United States person. If a Non-U.S. Holder has not provided a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, any payments attributable to accrued interest to such Non-U.S. Holder will be subject to 30% U.S. federal withholding. Additionally, given the uncertainty of the tax treatment of the Consent Payment and the possibility that it could be treated as a fee or other non-exempt U.S.-source “fixed or determinable annual or periodical” income, a withholding agent may withhold on the amount paid to a Non-U.S. Holder at a rate of 30%, unless a Non-U.S. Holder establishes that (i) the Non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which its receipt is effectively connected and provides a properly executed IRS Form W-8ECI or (ii) an applicable treaty either eliminates or reduces the withholding with respect to the amount paid to the Non-U.S. Holder and the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E providing for such elimination or reduction.
Effectively Connected Income. If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States, and if income on the Note is effectively connected with the conduct of that trade or business (and, if an income tax treaty so requires, is attributable to a permanent establishment in the United States), the Non-U.S. Holder, although exempt from the withholding tax referred to above, will generally be taxed in the same manner as a U.S. Holder (see “— U.S. Holders” above), except that the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or appropriate substitute form) in order to receive payments attributable to accrued and unpaid interest free of withholding. A Non-U.S. Holder should consult its tax advisor with respect to other U.S. tax consequences of the Transactions, including, with respect to a Non-U.S. Holder that is a foreign corporation, the possible imposition of a branch profits tax on its effectively connected earnings and profits at a rate of 30% (or lower treaty rate).
Information Reporting and Backup Withholding
Information returns may be filed with the IRS in connection with the receipt of the Consent Payment unless the U.S. Holder establishes that it is exempt under the information reporting rules. If information reports are required to be made, a U.S. Holder may be subject to backup withholding on these payments if it fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.
In general, payments of interest to Non-U.S. Holders are subject to reporting on IRS Form 1042-S. Payments to Non-U.S. Holders would not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— Non-U.S. Holders” are satisfied or the Non-U.S. Holder otherwise establishes an exemption.
The amount of any backup withholding imposed on a payment will be allowed as a credit against any U.S. federal income tax liability of a U.S. Holder or Non-U.S. Holder and may entitle the U.S. Holder or Non-U.S. Holder to a refund, provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
The Lazard Guarantees being offered under this Consent Solicitation/Prospectus Supplement are being offered directly to holders of the Notes. If Lazard receives the requisite consents, promptly following the Expiration Time, Lazard, Lazard Group and the Trustee will enter into a supplemental indenture that will set forth the amendments to the Indenture and the Lazard Guarantees. The proposed amendments will become effective upon execution and delivery of the supplemental indenture, Lazard’s execution and delivery of the Lazard Guarantees and the payment of the Consent Payment. Lazard will execute the Lazard Guarantees concurrently with the execution of the supplemental indenture and make the Consent Payment as soon as practicable following the Expiration Time, which Lazard expects to be Thursday, December 12, 2024 (the first business day following the Expiration Time).
Conflicts of Interest
We own all the outstanding equity interests of Lazard Frères & Co. LLC, a solicitation agent in this consent solicitation. As a result, this consent solicitation is being conducted in accordance with Rule 5121 of the regulations of FINRA.
We have agreed to indemnify the Solicitation Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Solicitation Agents may be required to make because of any of those liabilities.

VALIDITY OF THE GUARANTEES
The validity of the Lazard Guarantees offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS
The financial statements of Lazard, Inc. as of December 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Consent Solicitation/Prospectus Supplement, and the effectiveness of Lazard, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Lazard and Lazard Group’s SEC filings are available to the public from the SEC’s website at http://www.sec.gov.
We maintain a public website at http://www.lazard.com. The information contained on or connected to our website and social media sites is not a part of this Consent Solicitation/Prospectus Supplement, and you should not rely on any such information in making your decision whether to deliver your consent for the consent solicitation.

INCORPORATION BY REFERENCE
We are “incorporating by reference” into this Consent Solicitation/Prospectus Supplement specific documents that Lazard has filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this Consent Solicitation/Prospectus Supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that Lazard files with the SEC (excluding any portions of such documents that are “furnished” but not “filed” for purposes of the Exchange Act) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the end of the consent solicitation. This Consent Solicitation/Prospectus Supplement is part of a registration statement filed with the SEC.
We are incorporating by reference into this Consent Solicitation/Prospectus Supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•Lazard’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 23, 2024;
•Lazard’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, filed on April 26, 2024, June 30, 2024, filed on July 26, 2024 and September 30, 2024, filed on November 1, 2024; and
•Lazard’s Current Reports on Form 8-K filed on January 2, 2024, February 1, 2024 (Items 5.02 and 8.01 only), March 6, 2024, March 12, 2024, March 13, 2024, May 13, 2024, November 25, 2024 and December 4, 2024.
We will provide to each person, including any beneficial owner, to whom a copy of this Consent Solicitation/Prospectus Supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference in this Consent Solicitation/Prospectus Supplement. You can request copies of such documents if you write to us at the following address: Investor Relations, Lazard, Inc., 30 Rockefeller Plaza, New York, New York 10112 or call us at (212) 632-6000. You may also obtain copies of any such documents by visiting our website at http://www.lazard.com. The information contained on or connected to our website is not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to deliver your consent for the consent solicitation.
This Consent Solicitation/Prospectus Supplement and information incorporated by reference herein contain summaries of certain agreements that we have filed as exhibits to our various SEC filings. The descriptions of these agreements contained in this Consent Solicitation/Prospectus Supplement or information incorporated by reference herein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the address or telephone number listed above.
Neither we nor the Solicitation Agents have authorized any other person to provide you with any information other than that contained or incorporated by reference in this Consent Solicitation/Prospectus Supplement, the accompanying prospectus or any free writing prospectus that we prepare or distribute. Neither we nor the Solicitation Agents take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.
The information contained in this Consent Solicitation/Prospectus Supplement and the accompanying prospectus is current only as of the date on the front cover of this Consent Solicitation/Prospectus Supplement and the information we have incorporated by reference is accurate only as of the dates of the documents incorporated by reference. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Solicitation/Prospectus Supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any subsequent prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Consent Solicitation/Prospectus Supplement.

Annex A — Form of Eleventh Supplemental Indenture to the Indenture

ELEVENTH SUPPLEMENTAL INDENTURE
Dated as of December          , 2024
among
LAZARD GROUP LLC
and
LAZARD, INC.
and
THE BANK OF NEW YORK MELLON,
as Trustee

to the
INDENTURE
Dated as of May 10, 2005
between
LAZARD GROUP LLC
and
THE BANK OF NEW YORK MELLON,
as Trustee

Table of Contents

		Page

ARTICLE I

Definitions

SECTION 1.01.	Definitions	4

ARTICLE II

AMENDMENTS

SECTION 2.01.	Modifications to Original Indenture	4

ARTICLE III

Guarantee

SECTION 3.01.	Guarantees	5
SECTION 3.02.	Limitation on Liability	6
SECTION 3.03.	Release of Guarantees; No Successors	6
SECTION 3.04.	No Waiver	6
SECTION 3.05.	Non-Impairment	6
SECTION 3.06.	Benefits Acknowledged	7

ARTICLE IV

Miscellaneous

SECTION 4.01.	Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture	7
SECTION 4.02.	Concerning the Trustee	7
SECTION 4.03.	Counterparts	7
SECTION 4.04.	Governing Law	7

ELEVENTH SUPPLEMENTAL INDENTURE, dated as of December          , 2024 (this “Eleventh Supplemental Indenture”), to the Indenture, dated as of May 10, 2005 (the “Original Indenture”), among LAZARD GROUP LLC, a Delaware limited liability company (the “Company”), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), as trustee (the “Trustee”) and, solely with respect to Article III, LAZARD, INC., a Delaware corporation (the “Guarantor”).
WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Securities (as defined in the Original Indenture) of the Company, to be issued in one or more Series (as defined in the Original Indenture);
WHEREAS, pursuant to Sections 2.02 and 9.01 of the Original Indenture, the Company and the Trustee established the terms of certain Series of Securities entitled the (i) 3.750% Senior Notes due 2025 (the “2025 Notes”), issued pursuant to the Sixth Supplemental Indenture, dated February 13, 2025, between the Company and the Trustee, (ii) 3.625% Senior Notes due 2027 (the “2027 Notes”), issued pursuant to the Seventh Supplemental Indenture, dated November 4, 2016, between Company and the Trustee, (iii) 4.500% Senior Notes due 2028 (the “2028 Notes”), issued pursuant to the Eighth Supplemental Indenture, dated September 19, 2018, between the Company and the Trustee, (iv) 4.375% Senior Notes due 2029 (the “2029 Notes”), issued pursuant to the Ninth Supplemental Indenture, dated March 11, 2019, between the Company and the Trustee and (v) 6.000% Senior Notes due 2031 (the “2031 Notes” and, together with the 2027 Notes, the 2028 Notes and the 2029 Notes, the “Affected Notes”), issued pursuant to the Tenth Supplemental Indenture, dated March 12, 2024, between the Company and the Trustee;
WHEREAS, the Company is a direct, wholly-owned subsidiary of the Guarantor;
WHEREAS, the Board of Directors of the Guarantor has determined it to be in the best interest of the Guarantor to guarantee, to the extent set forth herein, all of the Company’s obligations under the Affected Notes and the Indenture (as defined below);
WHEREAS, the Company desires to execute and deliver this Eleventh Supplemental Indenture in order to amend certain terms of the Original Indenture (collectively, the “Proposed Amendments”) and provide for the Guarantee (as defined below);
WHEREAS, as of the date hereof, the Company has redeemed all of the issued and outstanding 2025 Notes, such that the Affected Notes constitute all of the Series of Securities issued and outstanding under the Original Indenture;
WHEREAS, in accordance with Section 9.02 of the Original Indenture, the Company has received written consents to the Proposed Amendments from the holders of at least a majority in principal amount of each Series of the Affected Notes outstanding as of the record date fixed by the Company in accordance with Section 9.04 of the Original Indenture, excluding Affected Notes owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, and accordingly, the Company and the Trustee are expressly permitted to enter into this Eleventh Supplemental Indenture;
WHEREAS for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee this Eleventh Supplemental Indenture; and
WHEREAS all covenants and conditions necessary to make this Eleventh Supplemental Indenture (the Original Indenture, as heretofore supplemented and amended and as further supplemented by this Eleventh Supplemental Indenture, being hereinafter called the “Indenture”) a valid, legal and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01. Definitions.
(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.
(b) The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.
(c) For all purposes of this Eleventh Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Original Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Eleventh Supplemental Indenture refer to this Eleventh Supplemental Indenture as a whole and not to any particular section hereof.
(d) “Guarantee” means the guarantee by the Guarantor of the Company’s obligations under the Indenture and the Affected Notes.
ARTICLE II
AMENDMENTS
Section 2.01. Modifications to Original Indenture.
(a) Section 4.02 of the Original Indenture, entitled “SEC Reports,” is hereby amended to read in its entirety as follows:
“SECTION 4.02. SEC Reports. Unless otherwise indicated in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Securities are outstanding, the Company shall furnish to the Trustee and the Holders copies of such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation (and not a foreign private issuer) subject to such Sections, at the times specified for the filing of such information, documents and reports under such Sections. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Company also shall comply with the other provisions of TIA § 314(a).
In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA § 314(a).

Notwithstanding the foregoing, the annual reports and information, documents and other reports required by this Section 4.02 may, at the option of the Company, instead be those of any direct or indirect parent entity of the Company for so long as such parent entity fully and unconditionally guarantees the obligations of the Company in respect of the Securities and the Indenture at the time the filing or delivery of the applicable annual reports and information, documents and other reports is required pursuant to this Section 4.02.”
ARTICLE III
GUARANTEE
SECTION 3.01. Guarantees.
(a) Subject to Section 3.03 hereof, the Guarantor irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder of the Affected Notes and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and the Affected Notes, whether for payment of principal of, premium, if any, or interest on the Affected Notes and all other monetary obligations of the Company under the Indenture and the Affected Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under the Indenture and the Affected Notes, on the terms set forth in the Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and the Guarantor shall remain bound under this Article III notwithstanding any extension or renewal of any Guaranteed Obligation.
(b) Subject to Section 3.03 hereof, the Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any Default under the Affected Notes or the Guaranteed Obligations.
(c) Subject to Section 3.03 hereof, the Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
(d) Except as expressly set forth in Section 3.02 or 3.03 hereof, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.
(e) Subject to Sections 3.02 and 3.03 hereof, the Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Subject to Section 3.03 hereof, the Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment of, or any part thereof, principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or any of its Subsidiaries or otherwise.
(f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, but subject to Section 3.03 hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the Trustee.
(g) Subject to Section 3.03 hereof, the Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Section 6.02 of the Original Indenture for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Section 6.02 of the Original Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 3.01.
(h) Subject to Section 3.03 hereof, the Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 3.01.
(i) SECTION 3.02. Limitation on Liability. The Guarantor, and by its acceptance of the Affected Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that, any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If the Guarantor makes a payment under its Guarantee, the Guarantor shall be entitled upon payment in full of all Guaranteed Obligations under the Indenture to a contribution from any other obligor on the Indenture and the Affected Notes in an amount equal to such obligor’s pro rata portion of such payment based on the respective net assets of the Guarantor and all such obligors at the time of such payment determined in accordance with GAAP.
SECTION 3.03. Release of Guarantees; No Successors.
(a) The Guarantee shall be automatically released and shall terminate upon (i) the merger of the Guarantor with or into the Company or the merger of the Company with or into the Guarantor, (ii) the consolidation of the Guarantor with the Company or (iii) the transfer of all or substantially all of the assets of the Guarantor to the Company or the Company to the Guarantor. At the request of the Company, the Trustee will execute and deliver documents, instructions or instruments evidencing any such release in form and substance reasonably satisfactory to the Trustee.
(b) Notwithstanding Section 10.11 of the Original Indenture, this Article III shall be binding only upon Lazard, Inc., and absent an affirmative written assumption of the Guaranteed Obligations pursuant to a supplemental indenture in form and substance satisfactory to the Trustee, shall not be binding upon any of the Guarantor’s successors or assigns.
SECTION 3.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article III shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article III at law, in equity, by statute or otherwise.
SECTION 3.05. Non-Impairment. The failure to endorse a Guarantee on any of the Affected Notes shall not affect or impair the validity thereof.

SECTION 3.06. Benefits Acknowledged. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the Guarantee and waivers made by the Guarantor pursuant to its Guarantee are knowingly made in contemplation of such benefits.
ARTICLE IV
MISCELLANEOUS
SECTION 4.01. Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Eleventh Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder heretofore or hereafter shall be bound hereby.
SECTION 4.02. Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Eleventh Supplemental Indenture.
SECTION 4.03. Counterparts. This Eleventh Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Eleventh Supplemental Indenture and of signature pages by electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Eleventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eleventh Supplemental Indenture for all purposes. The exchange of copies of this Eleventh Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Eleventh Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Eleventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original.
Anything in the Indenture or this Eleventh Supplemental to the contrary notwithstanding, for the purposes of the transactions contemplated by this Eleventh Supplemental Indenture, any document to be signed in connection with the Eleventh Supplemental Indenture (including, but not limited to, any amendments, supplements, waivers, consents and other modifications, Officers’ Certificates, Company Orders and Opinions of Counsel) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.
SECTION 4.04. GOVERNING LAW. THIS ELEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE HEREBY (A) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE AFFECTED NOTES OR THE TRANSACTION CONTEMPLATED HEREBY AND (B) SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF, OR IN CONNECTION WITH, THIS INDENTURE, THE AFFECTED NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have caused this Eleventh Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

LAZARD GROUP LLC

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

SOLELY WITH RESPECT TO ARTICLE III:

LAZARD, INC.

By:
Name:
Title:
[Signature Page to Eleventh Supplemental Indenture]

NOTATION OF GUARANTEE
For value received, Lazard, Inc. (the “Guarantor”) has unconditionally guaranteed, to the extent set forth in the Indenture (as defined below) and subject to the provisions in the Indenture, dated as of May 10, 2005 (the “Original Indenture”), between Lazard Group LLC (the “Company”) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of November 4, 2016, the Eighth Supplemental Indenture, dated as of September 19, 2018, the Ninth Supplemental Indenture, dated as of March 11, 2019 and the Tenth Supplemental Indenture, dated as of March 12, 2024, each between the Company and the Trustee, and as further supplemented by the Eleventh Supplemental Indenture, dated as of December          , 2024 (the “Eleventh Supplemental Indenture” and, together with the Original Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the Tenth Supplemental Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Affected Notes (as defined in the Eleventh Supplemental Indenture) and the Indenture (including obligations to the Trustee), whether for payment of principal of, premium, if any, or interest on the Affected Notes and all other monetary obligations of the Company under the Affected Notes and the Indenture and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under the Affected Notes and the Indenture, on the terms set forth in the Indenture. The obligations of the Guarantor to the holders of Affected Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article III of the Eleventh Supplemental Indenture and reference is hereby made to the Eleventh Supplemental Indenture for the precise terms of the Guarantee.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

PROSPECTUS
Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
Guarantees

The securities covered by this prospectus may be sold from time to time by Lazard, Inc. In addition, selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may also offer guarantees from time to time in connection with a consent solicitation or other liability management transaction. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers, agents or other counterparties to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.
When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.
THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Our common stock is traded on the New York Stock Exchange under the symbol “LAZ.”

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that we incorporate by reference.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Prospectus dated December 5, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed as a “well-known seasoned issuer,” or “WKSI,” as defined in Rule 405 of the Securities Act, with the United States Securities and Exchange Commission (the “Commission”) using the “automatic shelf” registration process. Under this automatic shelf registration process, we, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings in amounts to be determined at the time of any such offerings.
This prospectus provides you with a general description of the securities we or a selling security holder may offer. Each time we, or, under certain circumstances, our security holders, sell securities, we will provide a prospectus supplement that will contain specific information about the terms and the means of distribution of that offering. The prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before investing in securities.
Each prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.
In this prospectus, unless the context otherwise requires, the terms:
•“Lazard,” “we,” “our,” “us,” the “Registrant,” the “Company” and similar terms mean, as of any time prior to the Domestication, Lazard Ltd, a Bermuda exempted company whose Class A common shares were publicly traded on the New York Stock Exchange under the symbol “LAZ” until the Domestication and, as of any time after the Domestication, Lazard, Inc., a Delaware corporation whose shares of common stock are publicly traded on the New York Stock Exchange under the symbol “LAZ,” and, in each case, its subsidiaries, including Lazard Group.
•“Lazard Group,” refers to Lazard Group LLC, a Delaware limited liability company that is the current holding company for substantially all of the subsidiaries that conduct Lazard’s business (which we refer to in this prospectus as “our business”).
References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.
We prepare our financial statements in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or “U.S. GAAP,” including all of the financial statements incorporated by reference or included in this prospectus. Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. The distribution of this prospectus and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
The information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and the information we have incorporated by reference is accurate only as of the dates of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

LAZARD, INC.
Founded in 1848, Lazard is one of the world’s preeminent financial advisory and asset management firms, with operations in North and South America, Europe, Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals. We focus primarily on two business segments: Financial Advisory and Asset Management. We believe that the mix of our activities across business segments, geographic regions, industries and investment strategies helps to diversify and stabilize our revenue stream.
Lazard, Inc. first incorporated and commenced its existence in Bermuda on October 25, 2004 (then a Bermuda exempted company known as Lazard Ltd) and continued its existence as a Delaware corporation on January 1, 2024. Lazard Group was formed in Delaware on March 2, 2000 under the name Lazard LLC and was renamed Lazard Group LLC on May 10, 2005. Our principal executive offices are located in the United States at 30 Rockefeller Plaza, New York, New York 10112, with a general telephone number of (212) 632-6000, in France at 175 Boulevard Haussmann, 75382 Paris Cedex 08, with a general telephone number of 33-1-44-13-01-11 and in the United Kingdom at 50 Stratton Street, London W1J 8LL, with a general telephone number of 44-20-7187-2000. We also maintain a registered office in the State of Delaware at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801. We maintain a public website at http://www.lazard.com. The information contained on or connected to our website and social media sites is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase securities.

RISK FACTORS
Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by Lazard, Inc. described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by annual, quarterly and other reports and documents we file with the Commission on or after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement relating to specific offerings of securities. See “Where You Can Find More Information” for information about how you can obtain copies of these documents. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements can be located in this prospectus and in the information incorporated by reference in this prospectus under the captions “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this prospectus, and in other information incorporated by reference in this prospectus.
In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business.
These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.
These factors include, but are not limited to, the numerous risks and uncertainties outlined under the caption “Risk Factors” above and in the documents incorporated by reference into this prospectus, including the following:
•adverse general economic conditions or adverse conditions in global or regional financial markets;
•a decline in our revenues, for example due to a decline in overall mergers and acquisitions (“M&A”) activity, our share of the M&A market or our assets under management (“AUM”);
•losses caused by financial or other problems experienced by third parties;
•losses due to unidentified or unanticipated risks;
•a lack of liquidity, i.e., ready access to funds, for use in our businesses;
•competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels; and
•changes in relevant tax laws, regulations or treaties or an adverse interpretation of those items.
These risks and uncertainties are not exhaustive. Other sections of this prospectus or the information incorporated by reference herein may describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
As a result, there can be no assurance that the forward-looking statements included in this prospectus or the information incorporated by reference herein will prove to be accurate or correct. Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements or events. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:
•financial goals, including ratios of compensation and benefits expense to adjusted net revenue;
•ability to deploy surplus cash through dividends, share repurchases and debt repurchases;
•ability to offset stockholder dilution through share repurchases;
•possible or assumed future results of operations and operating cash flows;
•strategies and investment policies;
•financing plans and the availability of short-term borrowing;
•competitive position;
•future acquisitions or other strategic transactions, including the consideration to be paid and the timing of consummation;
•potential growth opportunities available to our businesses;
•potential impact of investments in our technology infrastructure and data science capabilities;
•recruitment and retention of our managing directors and employees;
•potential levels of compensation expense, including adjusted compensation and benefits expense, and non-compensation expense;
•potential operating performance, achievements, productivity improvements, efficiency and cost reduction efforts;
•statements regarding environmental, social and governance goals and initiatives;
•likelihood of success and impact of litigation;
•ability to realize the anticipated benefits of Lazard’s conversion to a U.S. C-Corporation and impact on the trading price of our stock;
•expected tax rates, including effective tax rates;
•changes in interest and tax rates;
•availability of certain tax benefits, including certain potential deductions;
•potential impact of certain events or circumstances on our financial statements and operations;
•changes in foreign currency exchange rates;
•expectations with respect to the economy, the securities markets, the market for mergers, acquisitions, restructuring and other financial advisory activity, the market for asset management activity and other macroeconomic, regional and industry trends;
•effects of competition on our business; and
•impact of new or future legislation and regulation, including tax laws and regulations, on our business.
The Company is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, the Company uses its website and social media sites to convey information about its businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of AUM in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard Group and its operating company websites through https://www.lazard.com. The Company’s websites and social media sites and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus.

SELLING SECURITYHOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a WKSI, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the Commission. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include additions to working capital, repayment of indebtedness, the financing of possible acquisitions and investments, stock repurchases or for such other purposes as may be specified in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder to be named in a prospectus supplement and we will not receive any proceeds from the offer or issuance of guarantees.

DESCRIPTION OF COMMON STOCK WE OR SELLING SECURITYHOLDERS MAY OFFER
The following summary is a description of the material terms of our common stock. The prospectus supplement related to any offering of our common stock will contain a discussion of any material United States Federal income tax considerations applicable to such offering of common stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law, our Certificate of Incorporation and our By-laws, each of which is filed as an exhibit to this Amendment and is in incorporated by reference herein. See “Where You Can Find More Information” for information about how you can obtain copies of these documents.
General
We currently have 500,000,000 authorized shares of common stock, par value $0.01 per share.
Voting
Each share of our common stock entitles its holder to one vote per share. The members of our board of directors are periodically elected by the common stockholders. Generally, in matters other than the election of directors, all matters to be voted on by common stockholders require approval in a meeting by a majority of the shares of our common stock present in person or represented by proxy at the meeting. In general, amendments to the Certificate of Incorporation or By-laws and removal of a director for cause require approval by a majority of the votes entitled to be cast by all holders of our outstanding common stock. Furthermore, amendments by stockholders to the Certificate of Incorporation or By-laws that would alter, revoke or amend provisions of the Certificate of Incorporation or By-laws relating to the size or classified nature of the board of directors, the election of directors, the ability to remove directors only for cause, the exculpation and indemnification of directors or officers, and certain other matters require approval by at least 66 2/3% of the votes entitled to be cast by all holders of our outstanding common stock. Directors (of the applicable class then expiring) are generally elected at an annual meeting by a plurality of votes cast at the meeting of holders of our common stock. Holders of shares of common stock do not have the right to cumulate their votes in the election of directors.
Dividends and Distribution
The holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors, from legally available funds. Subject to compliance with applicable law, we currently intend to declare quarterly dividends on all outstanding shares of our common stock.
The declaration of any dividends and, if declared, the amount of any such dividend, will be subject to the actual future earnings, cash flow and capital requirements of our Company, to the amount of distributions to us from Lazard Group and to the discretion of our board of directors. Our board of directors will take into account:
•general economic and business conditions;
•our financial results;
•capital requirements of our subsidiaries;
•contractual, legal, tax and regulatory restrictions on and implications of the payment of dividends by us to our stockholders or by our subsidiaries (including Lazard Group) to us; and
•such other factors as our board of directors may deem relevant.
We are a holding company and have no direct operations. As a result, we depend upon distributions from Lazard Group to pay any dividends. We expect to continue to cause Lazard Group to pay distributions to us in order to fund any such dividends, subject to applicable law and the other considerations discussed above.

Liquidation, dissolution or winding up
In the event of the liquidation, dissolution or winding-up of the Company, holders of our common stock will be entitled to share equally in the assets available for distribution after payment of all creditors and the liquidation preferences of our preferred stock (if any).
Redemption, conversion, or preemptive rights
Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities.
Other provisions
There are no redemption provisions or sinking fund provisions applicable to our common stock.
Limitations on Rights of Holders of Common Stock
Pursuant to Delaware law, a company may vary the rights of a class of stock with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Our Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any class or series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of such class or series, voting together as a single class. As such, the holders of common stock shall not be entitled to vote on any amendment of the Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of preferred stock, to vote thereon pursuant to the Certificate of Incorporation or pursuant to Delaware law as then in effect.
We may issue preferred stock. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. Pursuant to Delaware law, our Certificate of Incorporation, and our By-laws, our board of directors by resolution may establish one or more series of preferred stock having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any stockholder approval. The rights, preferences, and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that may be issued from time to time. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of the Company.
Board of Directors
Under Delaware law, directors of a Delaware corporation may, by the certificate of incorporation or by an initial by-law, or by a by-law adopted by a vote of the stockholders, be divided into one, two or three classes (the term of office of those of the first class to expire at the first annual meeting held after such classification becomes effective, the second class one year thereafter, and the third class two years thereafter). At each annual election held after such classification becomes effective, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. Our board of directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. The existence of a classified board of directors may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling vacancies with its own nominees. Furthermore, our By-laws provide that vacancies may only be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.
Additionally, our By-laws provide that any stockholder entitled to vote thereat generally may nominate one or more persons for election as directors at an annual meeting (but not a special meeting) only if written notice of such stockholder’s intent to make such nomination(s) has been received by the Secretary of the Company, generally, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Under our By-laws, directors (of the applicable class then expiring) are elected at an annual meeting of stockholders by a plurality of votes cast at the meeting.
Delaware Anti-Takeover Laws
We are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 203 prohibits us from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:
•prior to such date, our board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock (with certain exclusions); or
•the business combination is approved by our board of directors and authorized by a vote (and not by written consent) of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.
For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.
A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.
Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.
Listing and Transfer Agent
Our common stock is listed on the New York Stock Exchange and trades under the symbol “LAZ.” The Transfer Agent for our common stock is Computershare Inc.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those series of preferred stock will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law, our Certificate of Incorporation and our By-laws, each of which is filed as an exhibit to this Amendment and is in incorporated by reference herein.
We may issue shares of preferred stock. Shares of preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities.
Under the Company’s Certificate of Incorporation and By-laws, our board of directors by resolution may establish one or more series of preferred stock having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any stockholder approval. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of shares of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action.
The board of directors, in approving the issuance of a class or series of preferred stock, will set forth with respect to such class or series, the following:
•the distinctive serial designation of such series which shall distinguish it from other series;
•the number of shares constituting such series;
•the dividend rate (or method of determining such rate) on the shares of such series, any conditions upon which such dividends shall be paid (such as the relative rights of priority, if any, of the payment of dividends on shares of such series) and the date or dates upon which such dividends shall be payable;
•whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;
•the amount or amounts which shall be payable out of the assets of the Company to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Company, and the relative rights of priority, if any, of payment of the shares of such series;
•the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Company or at the option of the holder or holders thereof or upon the happening of a specified event or events;
•the obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Company or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto;

•the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;
•whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights; and
•any other powers, preferences and rights and qualifications, limitations and restrictions not inconsistent with the DGCL.
The terms of each class or series of preferred stock will be described in any prospectus supplement related to such class or series of preferred stock and will contain a discussion of any material United States Federal income tax considerations applicable to such class or series of preferred stock. We currently have 15,000,000 authorized shares of preferred stock. We have no present plans to issue any shares of preferred stock.

DESCRIPTION OF WARRANTS WE MAY OFFER
The following description of the terms of warrants we may issue sets forth certain general terms and provisions of any warrants to which any prospectus supplement may relate. The particular terms of warrants offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those warrants will be described in the prospectus supplement relating to the applicable warrants. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such warrants. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law, our Certificate of Incorporation and our By-laws, each of which is filed as an exhibit to this Amendment and is in incorporated by reference herein.
General
We may issue warrants, including warrants to purchase shares of our common stock and preferred stock. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.
Other Warrants
The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:
•the title of the warrants;
•the securities (which may include common stock or preferred stock) for which the warrants are exercisable;
•the price or prices at which the warrants will be issued;
•the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;
•if applicable, the designation and terms of the common stock or preferred stock with which the warrants are issued, and the number of the warrants issued with each share of common stock or preferred stock;
•if applicable, the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;
•if applicable, a discussion of any material United States Federal income tax considerations; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash or other consideration the number of shares of our preferred stock or shares of our common stock at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS WE MAY OFFER
The following description of the terms of stock purchase contracts and stock purchase units we may issue sets forth certain general terms and provisions of any stock purchase contracts or stock purchase units to which any prospectus supplement may relate. The particular terms of stock purchase contracts or stock purchase units offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those stock purchase contracts or stock purchase units will be described in the prospectus supplement relating to the applicable stock purchase contracts or stock purchase units. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such stock purchase contracts or stock purchase units. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law, our Certificate of Incorporation and our By-laws, each of which is filed as an exhibit to this Amendment and is in incorporated by reference herein.
We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock or preferred stock at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units offered thereby and will contain a discussion of any material United States Federal income tax considerations applicable to such stock purchase contracts or stock purchase units.

DESCRIPTION OF GUARANTEES WE MAY OFFER
We may offer to sell or otherwise issue guarantees of the indebtedness of our subsidiaries, including debt securities previously issued by Lazard Group pursuant to the indenture dated as of May 10, 2005, between Lazard Group and The Bank of New York Mellon, as trustee, as it may be amended or supplemented from time to time. Except as otherwise described in any prospectus supplement, each guarantee will be a full and unconditional guarantee of the prompt payment, when due, of any amount owed to the holders of the indebtedness of our subsidiaries, and any other amounts due pursuant to any indenture, fiscal agency agreement or other contract governing such indebtedness. Each guarantee will be an unsecured unsubordinated obligation of Lazard.
The applicable prospectus supplement will describe the terms of any guarantees that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
We may sell our securities, and any selling security holder may offer and sell securities covered by this prospectus, in any one or more of the following ways from time to time:
•through agents;
•to or through underwriters;
•through brokers or dealers;
•through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or
•through a combination of any of these methods of sale.
In addition, we may sell or otherwise issue the guarantees being offered under this prospectus directly to holders of the indebtedness of our subsidiaries.
We will describe in a prospectus supplement the particular terms of the offering of the securities, which may include the following:
•the names of any underwriters, dealers, agents or other counterparties;
•the purchase price of the securities and the net proceeds, if any, we will receive from the sale;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;
•details regarding any over-allotment options under which underwriters may purchase additional securities from us or any selling securityholders;
•any securities exchanges on which the securities of the series may be listed; and
•any other information we think is material.
In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
We may sell offered securities directly or through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling security holder. We or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
In connection with an underwritten offering, we and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

VALIDITY OF THE SECURITIES
The validity of the securities will be passed upon for us by Sullivan & Cromwell LLP, New York, NY. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS
The financial statements of Lazard, Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Registration Statement, and the effectiveness of Lazard, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file current, annual and quarterly reports, proxy statements and other information required by the Exchange Act with the Commission. Our filings are available to the public from the Commission’s internet site at https://www.sec.gov.
We maintain a public website at https://www.lazard.com. The information contained on or connected to our website and social media sites is not a part of this prospectus, and you should not rely on any such information.
We are “incorporating by reference” into this prospectus specific documents that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information that we file subsequently with the Commission and incorporate herein as set forth in the next sentence will automatically update and supersede this information. We incorporate by reference the documents listed below, and, any future documents that we file with the Commission (in each case, excluding any portions of such documents that are “furnished” but not “filed” for purposes of the Exchange Act) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. This prospectus is part of a registration statement filed with the Commission.
We are “incorporating by reference” into this prospectus the following documents filed with the Commission (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
1.the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on February 23, 2024;
2.the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024, as filed with the Commission on April 26, 2024, July 26, 2024, and November 1, 2024, respectively;
3.the Company’s Current Reports on Form 8-K, as filed with the Commission on January 2, 2024, February 1, 2024 (Items 5.02 and 8.01 only), March 6, 2024, March 12, 2024, March 13, 2024, May 13, 2024, November 25, 2024 and December 4, 2024;
4.the Company’s Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Shareholders on May 9, 2024, as filed with the Commission on March 21, 2024; and
5.the description of the Company’s common stock, contained in Exhibit 4.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on February 23, 2024, and all amendments or reports filed for the purpose of updating such description.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you write to us at the following address: Investor Relations, Lazard, Inc., 30 Rockefeller Plaza, New York, New York 10112, or call us at (212) 632-6000. You may also obtain copies of any such documents by visiting our website at https://www.lazard.com. The information contained on or connected to our website is not a part of this prospectus, and you should not rely on any such information.
This prospectus, any accompanying prospectus supplement and information incorporated by reference herein and therein, contain summaries of certain agreements that we have filed as exhibits to various filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the address or telephone number listed above.
We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is current only as of the date on the front of this prospectus and the information we have incorporated by reference is accurate only as of the dates of the documents incorporated by reference.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

Questions regarding the consent solicitation may be directed to the Solicitation Agents at their telephone numbers or addresses listed below. Any requests for assistance or additional copies of this Consent Solicitation/Prospectus Supplement may be directed to the Information Agent and Tabulation Agent, at its telephone number or address set forth below. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the consent solicitation.
The Solicitation Agents for the consent solicitation are:
Citigroup Global Markets Inc.
388 Greenwich Street, Trading, 4th Floor
New York, New York 10013
United States of America
Attn: Liability Management Group
Toll-Free: (800) 558-3745
Collect: (212) 723-6106
Email: ny.liabilitymanagement@citi.com
Lazard Frères & Co. LLC
30 Rockefeller Plaza
New York, New York 10112
Collect: (212) 632-6311
Attention: Liability Management Group
The Information Agent and Tabulation Agent for the consent solicitation is:
Global Bondholder Services Corporation
65 Broadway—Suite 404
New York, New York 10006
United States of America
Attn: Corporate Actions
Banks and Brokers call: (212) 430-3774
Toll-Free: (855) 654-2014
Email: contact@gbsc-usa.com
By Facsimile (for Eligible Institutions only):
(212) 430-3775/3779
(Please provide callback telephone number on fax coversheet for confirmation)
Confirmation:
(212) 430-3774

By Mail:	By Overnight Courier:	By Hand:
65 Broadway—Suite 404 New York, NY 10006	65 Broadway—Suite 404 New York, NY 10006	65 Broadway—Suite 404 New York, NY 10006